Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2007 and the Unaudited Pro Forma Condensed Consolidated Statements of Income for the six months ended June 30, 2007 and for the year ended December 31, 2006, have been derived from our historical financial statements and adjusted to give effect to the distribution of WABCO Holding Inc. (which will be accounted for as discontinued operations in the third quarter of 2007, in accordance with Statement of Financial Accounting Standards No. 144) to American Standard Companies Inc. (the “Company”) common stockholders.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes that the above-mentioned transactions occurred on the date of such balance sheet and the Unaudited Proforma Condensed Consolidated Statements of Income assume that the above-mentioned transactions occurred on January 1, 2006.

The Unaudited Pro Forma Consolidated Statements of Income do not reflect material non-recurring charges related to separation costs, which we anticipate will affect the Consolidated Statement of Income within the 12 months following the distribution date. A portion of these charges will be reimbursed by WABCO.

The Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared based on the terms of the agreements governing the separation.

Management believes that the assumptions used to derive the Unaudited Pro Forma Condensed Consolidated Financial Statements are reasonable under the circumstances and given the information available. The Unaudited Pro Forma Condensed Consolidated Financial Statements have been provided for information purposes and are not necessarily indicative of the financial condition or results of future operations or the actual financial condition or results that would have been achieved had the transactions occurred on the dates indicated. These unaudited Pro Forma Condensed Consolidated Financial Statements (together with the footnotes thereto) should be read in conjunction with our historical consolidated financial statements and accompanying notes thereto, which can be found in our quarterly report on Form 10-Q for the period ended June 30, 2007, filed with the Securities and Exchange Commission on August 3, 2007 and our annual report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission on February 26, 2007.

AMERICAN STANDARD COMPANIES INC.

UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

(Dollars in millions, except per share amounts)

	Twelve Months Ended December 31, 2006
	Historical American Standard (a)	Spin-off of Vehicle Control Systems (b)	Proforma American Standard
Sales	$8,773.3	$(2,015.2)	$6,758.1

Cost and expenses
Cost of sales	6,259.5	(1,455.6)	4,803.9
Selling and administrative expenses	1,610.3	(300.5)	1,309.8
Other (income)/expense	(13.5)	(0.3)	(13.8)
Interest expense	119.5	(4.9)	114.6

	7,975.8	(1,761.3)	6,214.5

Income from continuing operations before income taxes	797.5	(253.9)	543.6
Income taxes	239.3	(81.6)	157.7

Income from continuing operations applicable to common shares	558.2	(172.3)	385.9

(Loss)/income from discontinued operations, net of income taxes	(17.2)	172.3	155.1

Net Income	$541.0	$—	$541.0

Net income per share
Basic
Income from continuing operations	$2.77		$1.91
(Loss)/income from discontinued operations	(0.09)		0.77

Net Income	$2.68		$2.68

Diluted
Income from continuing operations	$2.71		$1.87
(Loss)/income from discontinued operations	(0.09)		0.75

Net Income	$2.62		$2.62

Cash dividends per share of common stock

Average common shares outstanding
Basic	201,656,982		201,656,982
Diluted	206,265,055		206,265,055

AMERICAN STANDARD COMPANIES INC.

UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

(Dollars in millions, except per share amounts)

	Six Months Ended June 30, 2007
	Historical American Standard	Spin-off of Vehicle Control Systems (b)	Other		Proforma American Standard
Sales	$4,786.3	$(1,141.1)	—		$3,645.2

Cost and expenses
Cost of sales	3,413.3	(831.4)	—		2,581.9
Selling and administrative expenses	860.6	(168.5)	—		692.1
Other (income)/expense	32.9	(7.9)	(26.3	)(c)	(1.3)
Interest expense	55.5	(2.1)	—		53.4

	4,362.3	(1,009.9)	(26.3)		3,326.1

Income from continuing operations before income taxes	424.0	(131.2)	26.3		319.1
Income taxes	135.1	(19.8)	(4.9	)(d)	110.4

Income from continuing operations applicable to common shares	288.9	(111.4)	31.2		208.7

(Loss)/income from discontinued operations, net of income taxes	60.4	111.4	(31.2)		140.6

Net Income	$349.3	$—	$—		$349.3

Net income per share
Basic
Income from continuing operations	$1.43				$1.03
(Loss)/income from discontinued operations	0.30				0.70

Net Income	$1.73				$1.73

Diluted
Income from continuing operations	$1.39				$1.01
(Loss)/income from discontinued operations	0.29				0.67

Net Income	$1.68				$1.68

Cash dividends per share of common stock

Average common shares outstanding
Basic	201,709,039				201,709,039
Diluted	207,387,425				207,387,425

AMERICAN STANDARD COMPANIES INC.

UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in millions, except share data)

	June 30, 2007
	Historical American Standard	Spin-off of Vehicle Control Systems(b)	Other (e)	Pro Forma American Standard
Current assets:
Cash and cash equivalents	$356.0	(54.2)		$301.8
Accounts receivable, less allowance for doubtful accounts	1,542.1	(407.4)		1,134.7
Inventories	926.6	(162.5)		764.1
Other current assets	540.5	(73.1)	26.4	493.8
Assets held for sale	2,218.9	—		2,218.9

Total current assets	5,584.1	(697.2)	26.4	4,913.3
Facilities, less accumulated depreciation	1,059.0	(301.5)		757.5
Goodwill	666.4	(350.9)		315.5
Capitalized software, less accumulated amortization	123.3	(34.6)		88.7
Long-term asbestos indemnity recoveries	336.9	—		336.9
Other Assets	470.5	(152.0)	58.1	376.6

Total assets	$8,240.2	$(1,536.2)	$84.5	$6,788.5

Current liabilities:
Loans payable to banks	$30.8	(5.8)	2.3	27.3
Current maturities of long-term debt	27.7	(0.1)		27.6
Accounts payable	891.3	(183.4)		707.9
Taxes on income	117.4	(39.8)		77.6
Other accrued liabilities	1,169.3	(217.3)	16.9	968.9
Liabilities related to assets held for sale	940.5	—		940.5

Total current liabilities	3,177.0	(446.4)	19.2	2,749.8

Long-term debt	1,606.8	(54.1)	52.1	1,604.8

Other Long-Term Liabilities
Reserve for post-retirement benefits	711.2	(372.7)		338.5
Long-term portion of asbestos indemnity liability	642.6	—		642.6
Other liabilities	735.6	(92.7)		642.9

Total liabilities	6,873.2	(965.9)	71.3	5,978.6

Shareholders’ equity	1,367.0	(570.3)	13.2	809.9

Total liabilities and shareholders’ equity	$8,240.2	$(1,536.2)	$84.5	6,788.5

American Standard Companies Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2007

and Pro Forma Consolidated Statements of Income for the Six

Months Ended June 30, 2007 and Twelve Months ended December 31, 2006

(a)	On July 23, 2007 the Company entered into a definitive agreement to sell its Bath and Kitchen business to affiliates of Bain Capital Partners, LLC for $1.755 billion in cash, subject to certain adjustments and normal regulatory approvals. The sale is expected to close early in the fourth quarter of 2007. Based on these facts, the Bath and Kitchen Business has been reported as discontinued operations for all periods presented.

Revenue, income (loss) before income taxes for discontinued operations are as follows for Bath and Kitchen:

	Six Months Ended June 30, 2007	Twelve Months Ended December 31, 2006
Revenue	$1,318.4	$2,434.9
Income (loss) before income taxes	$ 23.4	$(51.3)
Gain on sale of non-strategic business	80.8	—
Income taxes	43.8	(34.1)

Income (loss)	$ 60.4	$(17.2)

(b)	Represents the assets, liabilities and operations of the Company’s Vehicle Control Systems business, which are held by WABCO as a result of an internal reorganization prior to the spinoff. The common shares of WABCO were distributed to our shareholders on July 31, 2007.

(c)	Included in other expense are $26.3 million ($24.1 million, net of tax) of costs related to the separation for tax and accounting fees, legal fees, professional advisory fees, employee costs and other costs associated with executing the separation. The amount of separation costs included in this adjustment have been reduced by $6 million from the separation costs included in Vehicle Control System’s Other (income)/expense in Note 1. of the Company’s previously filed Form 10-Q for the quarterly period ended June 30, 2007 to reflect a change in the amount of separation costs related to WABCO for the three and six month periods ended June 30, 2007. Additional amounts of costs related to the separation will be incurred during the third quarter of 2007.

(d)	Included in the income tax provision are $7.1 million of tax costs associated with the legal reorganization of the Company’s subsidiaries in connection with the WABCO separation. Additional amounts of tax costs related to the separation will be incurred during the third quarter of 2007.

(e)	Estimate of amounts due from WABCO pursuant to a Tax Sharing Agreement. Pursuant to the Tax Sharing Agreement between the Company, WABCO and certain other entities entered into on July 16, 2007, certain income tax liabilities in the amount of $58.1 million, as previously accrued by the Company, will be reimbursed to the Company by WABCO. The amount represents accruals for contingent income tax liabilities associated with all the non-US legal entities of the Company’s Bath and Kitchen business and is applicable to the open tax years which include years dating back to 2000 that are subject to examination by non-US tax authorities.

Also pursuant to the Tax Sharing Agreement a total of $26.4 million of $45.0 million of tax liabilities incurred as of June 30, 2007 or expected to be incurred by the Company in connection with the spinoff will be reimbursed to the Company by WABCO. These amounts represents the incurred tax costs to be paid by WABCO and the Company as a result of internal corporate reorganization transactions which were necessary to prepare WABCO for separation, and is comprised of corporate income taxes, asset transfer taxes and withholding taxes.

Further, in July 2007, in connection with the WABCO spinoff, the Company paid the existing debt of a subsidiary of WABCO in the amount of $54.4 million.